CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Aristotle Funds Series Trust and to the use of our report dated May 23, 2025 on the financial statements and financial highlights of the Aristotle Core Equity Fund, Aristotle Core Income Fund, Aristotle Core Bond Fund (formerly, Aristotle ESG Core Bond Fund), Aristotle Floating Rate Income Fund, Aristotle Growth Equity Fund, Aristotle High Yield Bond Fund, Aristotle International Equity Fund, Aristotle Portfolio Optimization Aggressive Growth Fund, Aristotle Portfolio Optimization Conservative Fund, Aristotle Portfolio Optimization Growth Fund, Aristotle Portfolio Optimization Moderate Conservative Fund, Aristotle Portfolio Optimization Moderate Fund, Aristotle Short Duration Income Fund, Aristotle Small Cap Equity Fund, Aristotle Small/Mid Cap Equity Fund, Aristotle Strategic Income Fund, Aristotle Ultra Short Income Fund, Aristotle Value Equity Fund, and Aristotle/Saul Global Equity Fund, each a series of Aristotle Funds Series Trust appearing in Form N-CSR for the year ended March 31, 2025, which are also incorporated by reference into the Registration Statement.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 25, 2025